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                  [LETTERHEAD OF STINSON MORRISON HECKER LLP]

                                                                     EXHIBIT 5.1

November 11, 2002

Inergy, L.P.
2 Brush Creek Boulevard, Suite 200
Kansas City, Missouri  64112

     Re: Inergy, L.P.
         Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of common units representing limited partner interests in the Partnership (the "Common Units"), partnership securities consisting of any class or series of limited partnership interests or other equity securities in the Partnership (the "Partnership Securities"), and senior debt securities and subordinated debt securities (collectively, "Debt Securities", together with the Common Units and the Partnership Securities, the "Securities"), to be issued and sold by the Partnership from time to time pursuant to the Partnership's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission on or about November 11, 2002, and pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $300,000,000.

     As the basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement, (ii) the Certificate of Limited Partnership of the Partnership, (iii) the Amended and Restated Agreement of Limited Partnership of the Partnership, (iv) the form of the Senior Indenture filed as Exhibit 4.8 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Senior Indenture"), pursuant to which the Senior Debt Securities may be issued, (v) the form of the Subordinated Indenture filed as
Exhibit 4.9 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Subordinated Indenture"), pursuant to which the subordinated Debt Securities may be issued, and (vi) such other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed in this letter. In addition, we have reviewed certain certificates of officers of the general partners of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

     In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will

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Inergy, L.P.
November 11, 2002
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have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise.

     Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

     2. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued and, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business,such Common Units will be fully paid and nonassessable.

     3. With respect to the Partnership Securities, when (a) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters, and (b) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Partnership Securities will be validly issued and, on the assumption that the holder of such Partnership Securities is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Partnership Securities will be fully paid and nonassessable.

     4. With respect to Debt Securities to be issued under a Senior Indenture, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership and the trustee thereunder,
          (b) the Senior Indenture has been duly qualified under the Trust

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Inergy, L.P.
November 11, 2002
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               Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. With respect to Debt Securities to be issued under a Subordinated Indenture, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership and the trustee thereunder, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               The opinions expressed herein are qualified in the following respects:

          (A) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is

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Inergy, L.P.
November 11, 2002
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               accurate, complete and authentic, and all official public records are accurate and complete.

          (B) The opinions expressed in this letter are limited in all respects to the laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Respectfully submitted,

                                            /s/ STINSON MORRISON HECKER LLP

                                            STINSON MORRISON HECKER LLP